SCHEDULE 14A
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

                           Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [_]


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    14a-6(e)(2))
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                        THE ADVISORS' INNER CIRCLE FUND
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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


[ANALYTIC LOGO]



                         ANALYTIC DEFENSIVE EQUITY FUND
                         ------------------------------

                      IMPORTANT INFORMATION REGARDING YOUR
                             INVESTMENT IN THE FUND
               ------------------------------------------------


Dear Shareholder,

Two weeks ago, we mailed proxy material to shareholders regarding the upcoming Special Meeting of Shareholders scheduled for Wednesday, December 7, 2005. At this time, the Fund's records indicate that you have yet to give proxy voting instructions for the matters set forth on the proxy agenda. It is extremely important to represent your shares at the meeting no matter the size of your investment.

At the Meeting, the Fund is asking shareholders to approve a proposal to merge the Fund into Old Mutual Analytic Defensive Equity Fund (the "Successor Fund"), part of Old Mutual Advisor Funds.

This reorganization will permit Fund shareholders to pursue the same investment goals in an investment portfolio that is part of another investment company - Old Mutual Advisor Funds - offering shareholders more investment options and shareholder privileges. Old Mutual Capital, Inc. will retain Analytic Investors, Inc., the Fund's current investment adviser, as the sub-adviser to the Successor Fund and will continue to be responsible for selecting the portfolio securities of the Fund. Old Mutual Capital, as investment adviser, will oversee the operations of the Successor Fund. Analytic Investors is an affiliate of Old Mutual Capital. Please see the proxy material previously mailed to you for additional information.

We strongly encourage you to vote your shares today. Voting is easy. You may utilize one of the options below to ensure that your vote is promptly recorded in time for the Meeting:

1. VOTE BY TELEPHONE. You may cast your vote by telephone by calling our toll-free proxy hotline at 800-___. Our representatives are available to record your vote Monday through Friday from 9:00 a.m. to 10:00 p.m. Eastern Time.

2. VOTE THROUGH THE INTERNET. You may cast your vote using the Internet by logging onto the Internet address located on the enclosed proxy card and following the instructions on the website.

3. VOTE BY MAIL. You may cast your vote by mail by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

YOUR PARTICIPATION IS IMPORTANT.  PLEASE VOTE TODAY!

If you have any questions relating to the Meeting or voting your shares, you may call our proxy specialists toll-free at 800-___ between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time Monday through Friday. As the meeting date approaches, you may receive a call encouraging you to vote your shares in order to be represented at the Meeting.

Thank you for your time and consideration.

                         ANALYTIC DEFENSIVE EQUITY FUND
              ----------------------------------------------------

                      IMPORTANT INFORMATION REGARDING YOUR
                             INVESTMENT IN THE FUND
               -----------------------------------------------


Dear Shareholder,

Two weeks ago, we mailed proxy material to shareholders regarding the upcoming Special Meeting of Shareholders scheduled for Wednesday, December 7, 2005. At this time, the Fund's records indicate that you have yet to give proxy voting instructions for the matters set forth on the proxy agenda. It is extremely important to represent your shares at the meeting no matter the size of your investment.

At the Meeting, the Fund is asking shareholders to approve a proposal to merge the Fund into the Old Mutual Analytic Defensive Equity Fund (the "Successor Fund"), part of Old Mutual Advisor Funds.

This reorganization will permit Fund shareholders to pursue the same investment goals in an investment portfolio that is part of another investment company - Old Mutual Advisor Funds - offering shareholders more investment options and shareholder privileges. Old Mutual Capital, Inc. will retain Analytic Investors, Inc., the Fund's current investment adviser, as the sub-adviser to the Successor Fund and will continue to be responsible for selecting the portfolio securities of the Fund. Old Mutual Capital, as investment adviser, will oversee the operations of the Successor Fund. Analytic Investors is an affiliate of Old Mutual Capital. Please see the proxy material previously mailed to you for additional information.

We strongly encourage you to vote your shares today. Voting is easy. You may utilize one of the options below to ensure that your vote is promptly recorded in time for the Meeting:


     1. VOTE BY TELEPHONE You may cast your vote by telephone by calling the toll-free phone number located on the enclosed proxy card. Please make sure you have the proxy card available at the time of the call.


     2. VOTE THROUGH THE INTERNET You may cast your vote using the Internet by logging onto the Internet address located on the enclosed proxy card and following the instructions on the website.

     3. VOTE BY MAIL You may cast your vote by mail by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

YOUR PARTICIPATION IS IMPORTANT.  PLEASE VOTE TODAY!

If you have any questions relating to the Meeting or voting your shares, you may call our proxy specialists toll-free at 800-___ between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time Monday through Friday. As the meeting date approaches, you may receive a call encouraging you to vote your shares in order to be represented at the Meeting.

Thank you for your time and consideration.